UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported)	October 11, 2013

Ohio	1-434	31-0411980
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Procter & Gamble Plaza, Cincinnati, Ohio	45202
(Address of principal executive offices)	Zip Code

(513) 983-1100	45202
(Registrant's telephone number, including area code)	Zip Code

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

The Procter & Gamble Company (the “Company”) held its Annual Meeting of Shareholders on October 8, 2013. Set forth below are the final voting results for each of the proposals submitted to a vote of the shareholders.

		Votes For	Votes Against	Abstentions	Broker Non-Votes
1.	Election of Directors:
	Angela F. Braly	1,814,526,993	21,923,561	6,819,546	486,935,442
	Kenneth I. Chenault	1,776,282,949	60,784,653	6,202,498	486,935,442
	Scott D. Cook	1,794,292,593	42,014,665	6,962,842	486,935,442
	Susan Desmond-Hellmann	1,807,141,063	29,168,393	6,960,654	486,935,442
	A.G. Lafley	1,774,576,566	57,496,434	11,197,100	486,935,442
	Terry J. Lundgren	1,787,876,384	48,902,997	6,490,719	486,935,442
	W. James McNerney, Jr.	1,774,656,460	62,102,963	6,510,677	486,935,442
	Margaret C. Whitman	1,800,533,350	36,446,074	6,290,676	486,935,442
	Mary Agnes Wilderotter	1,768,155,831	68,849,051	6,265,218	486,935,442
	Patricia A. Woertz	1,816,523,192	20,482,342	6,264,566	486,935,442
	Ernesto Zedillo	1,783,091,751	53,525,135	6,653,214	486,935,442

		Votes For	Votes Against	Abstentions	Broker Non-Votes
2.	Ratify Appointment of Independent Registered Public Accounting Firm	2,303,565,969	18,743,051	7,896,522	0
3.	Amend the Company's Regulations to Reduce Certain Supermajority Voting Requirements	1,800,121,272	30,427,791	12,721,037	486,935,442
4.	Adopt The Procter & Gamble 2013 Non-Employee Directors' Stock Plan	1,664,026,907	164,908,290	14,334,903	486,935,442
5.	Provide an Advisory Vote on the Company's Executive Compensation (the "Say on Pay" Vote)	1,760,526,219	65,980,508	16,763,373	486,935,442

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

THE PROCTER & GAMBLE COMPANY
By:	/s/ Susan S. Whaley
Susan S. Whaley
Assistant Secretary
October 11, 2013